Exibit 2.1

Execution Version

AMENDMENT NO. 2 TO THE AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER is made and entered into as of January 17, 2025 (this “Amendment No. 2”), by and among Crown Laboratories, Inc., a Delaware corporation (“Parent”), Reba Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Buyer Parties”), and Revance Therapeutics, Inc., a Delaware corporation (the “Company”). Each of the Company, Parent and Merger Sub is sometimes referred to as a “Party.”

RECITALS

WHEREAS, the Parties entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of December 7, 2024 (as amended from time to time, and as amended by that certain Amendment to the Amended and Restated Agreement and Plan of Merger, dated as of December 11, 2024, the “Agreement”).

WHEREAS, pursuant to Section 2.1(a) of the Agreement, and subject to the terms thereof, on December 12, 2024, Merger Sub commenced (and Parent caused Merger Sub to commence) the Offer to purchase all of the outstanding Shares (other than Excluded Shares), at a price per Share equal to $3.10, in cash, without interest.

WHEREAS, substantially concurrently with the filing of the Offer Documents on the Offer Commencement Date, the Company filed with the SEC the Schedule 14D-9, which included the Company Board Recommendation.

WHEREAS, under Section 10.4 of the Agreement, the Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company; provided that provisions relating to the Financing Sources set forth in Section 10.2, Section 10.3(f), Section 10.6, Section 11.3, Section 11.6, Section 11.8, Section 11.9, Section 11.10, Section 11.11 and Section 10.4 of the Agreement (and the defined terms used therein) may not be amended, modified or altered without the prior written consent of the Financing Sources.

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 10.4 of the Agreement and as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Parties agree as follows:

1.
Defined Terms.  Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

2.
Amendments to Agreement.

(a)	The definition of “Offer Price” contained in Recital B of the Agreement is hereby amended and restated to mean “$3.65 per Share”.

(b)	Recital F of the Agreement is hereby amended and restated as follows:

(a) On January 17, 2025, and as a condition and inducement to the Company’s willingness to enter into the Amendment No. 2, Parent delivered (i) a second amended and restated limited guarantee (the “Guarantee”) from Hildred Perennial Partners I, LP, Hildred Capital Co-Invest-REBA, LP, Hildred Equity Partners III, LP and Hildred Equity Partners III-A, LP (collectively, the “Guarantor”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of the Buyer Parties in connection with the Agreement; and (ii) a second amended and restated commitment letter  (the “Equity Commitment Letter”) between Parent and the Guarantor, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein; and (b) concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into the Agreement, Parent has delivered the Debt Commitment Letter.

(c)	The definition of “Company Termination Fee” contained in Section 1.1(gg) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Company Termination Fee” means an amount equal to $15,290,488.66.

(d)	The definition of “Parent Termination Fee” contained in Section 1.1(hhh) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Parent Termination Fee” means an amount equal to $22,935,732.99.

(e)	The definition of “Per Share Price” contained in Section 1.1(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Per Share Price” means the amount equal to $3.65, without interest thereon, per share of Company Common Stock that is outstanding immediately prior to the Effective Time.

(f)	The last sentence of Section 1.3(b) shall be amended and restated in its entirety to read as follows:

When used herein, the phrases “the date hereof” and “the date of this Agreement” shall mean “December 7, 2024”.

(g)	Each reference to “As of the date hereof” in the second and third sentences of Section 6.10 of the Agreement are hereby deleted in their entirety and replaced with “As of January 17, 2025”.

(h)
The reference to “As of the date of this Agreement” in the first sentence of Section 6.11(a) of the Agreement is hereby deleted in its entirety and replaced with “As of the date of this Agreement with respect to the Debt Commitment Letter, and as of January 17, 2025 with respect to the Equity Commitment Letter”.

(i)	The reference to “dated as of the date of this Agreement” in Section 6.11(a)(x) is hereby deleted in its entirety and replaced with “dated as of January 17, 2025”.

(j)
The references to “As of the date of this Agreement” in the first and second sentences of Section 6.11(b) of the Agreement, are hereby deleted in their entirety and replaced with “As of the date of this Agreement with respect to the Debt Financing Commitment and as of January 17, 2025 with respect to the Equity Commitment Letter”.

(k)
Each reference to “As of the date of this Agreement” in Section 6.11(d) of the Agreement is hereby deleted in its entirety and replaced with “As of the date of this Agreement with respect to the Debt Financing Commitment and as of January 17, 2025 with respect to the Equity Commitment Letter”.

(l)	The text set forth below under Schedule 7.2(q) of the Company Disclosure Letter shall be deleted in its entirety:

The Company may negotiate and enter into the amendment to the Newark Lease thirty (30) Business Days following the date of this Agreement.

3.
SEC Filings.  Promptly following the date of this Amendment No. 2:

(a)
Merger Sub shall (and Parent shall cause Merger Sub to) extend the period of time for which the Offer is open for a period of ten (10) Business Days in accordance with Section 2.1(d)(i) of the Agreement and Rule 14e-1(b) promulgated under the Exchange Act;

(b)	Merger Sub shall (and Parent shall cause Merger Sub to) amend the Offer Documents to reflect the foregoing and to reflect the other amendments set forth in this Amendment No. 2; and

(c)	the Company shall file an amended Schedule 14D-9 to reflect the amendments set forth in this Amendment No. 2 and reaffirm the Company Board Recommendation.

4.
Effect of Amendment.  Except as expressly amended and/or superseded by this Amendment No. 2, the Agreement remains and shall remain in full force and effect including, for the avoidance of doubt, Section 10.4, Section 10.2, Section 10.3(f), Section 10.6, Section 11.3, Section 11.6, Section 11.8, Section 11.9, Section 11.10, Section 11.11 and Section 10.4 of the Agreement. This Amendment No. 2 shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as set forth herein. This Amendment No. 2 and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Amendment No. 2 with respect to the matters set forth herein, the terms of this Amendment No. 2 shall control. Whenever the Agreement is referred to in the Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Agreement as amended by this Amendment No. 2.

5.
Miscellaneous.  Sections 11.1–11.11, Section 11.13 and Section 11.14 of the Agreement are each hereby incorporated by reference mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed and delivered by their respective duly authorized officers as of the date first written above.

CROWN LABORATORIES, INC.
By:	/s/ Jeffery A. Bedard
	Name:	Jeffery A. Bedard
	Title:	Chief Executive Officer

REBA MERGER SUB, INC.
By:	/s/ Jeffery A. Bedard
	Name:	Jeffery A. Bedard
	Title:	Chief Executive Officer

REVANCE THERAPEUTICS, INC.
By:	/s/ Mark J. Foley
	Name:	Mark J. Foley
	Title:	President & Chief Executive Officer